Exhibit 16

555 Republic Drive, Suite 490	214.473.8000
Plano, Texas 75074	Fax: 214.473.8007
August 13, 2009
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re: Cistera Networks, Inc.
Commission File Number 0-17304
Gentlemen:
We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on August 13, 2009, regarding this firm’s dismissal as auditors. We agree with all statements pertaining to us.
Very truly yours,
Farmer, Fuqua & Huff, P.C.
Plano, Texas
Public Company Accounting Oversight Board (PCAOB)
AICPA Center for Public Company Audit Firms
Private Companies Practice Section of the AICPA Division for CPA Firms